UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report 10/19/06

ITEC ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

311705310
(IRS Employer Identification No.)

5300 Claus Road
Riverbank, CA 95367

(209) 848-3900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Election of Directors; Appointment of Principal Officers

On October 19, 2006, Mario Sandoval’s employment agreement was deemed effective by the Board of Directors of Itec Environmental Group, (the “Company”), making him the new Chief Operating Officer and Executive Vice President of Operations.

Mr. Sandoval, 43, was previously the Senior Process Leader with Johns Manville in the BPS initiative, headquartered in Denver, Colorado. He was responsible for all aspects of the Plan to Make implementation. Prior to joining BPS, Mr. Sandoval was the Director of Strategic Engineering Programs and the Director of Operations for performance materials. Prior to joining Johns Manville in July of 2004, Mr. Sandoval was the Vice President and Supply Chain Leader for General Electric Polymershapes (“GE”). Previous positions Mr. Sandoval has held with GE include Global Manufacturing Leader for Crystalline Plastics, Master Black Belt and various operational leadership, quality and automation engineering roles. He started his career with GE on the Chemical/Metallurgical Management Training program. Mr. Sandoval has a Bachelor of Science degree in chemical engineering and computer science from New Mexico State University.

Mr. Sandoval, as COO and Executive Vice President of Operations of the Company, shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. Pursuant to the terms of the employment agreement, Mr. Sandoval shall receive an annual salary of Three Hundred Thousand Dollars ($300,000) and shall receive equity in the Company of up to five percent (5%) of the Company’s issued and outstanding stock based on his length of service to the Company. Mr. Sandoval is also eligible to receive additional equity in connection with the successful performance of his duties.

Mr. Sandoval is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company. Mr. Sandoval is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.  To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four (4) days from when this information becomes available.

Item 9.01(d) Financial Statements and Exhibits

The following exhibits are filed as part of this report:

10.1	Sandoval Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC.
(Registrant)
Date: October 19, 2006
/s/ Rodney S. Rougelot

Rodney S. Rougelot, CEO

Exhibit Index:
10.1	Sandoval Employment Agreement